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                                                                    Exhibit 23.1


Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-8, No. 333-80893) pertaining to Intermedia Communications Inc. 401(k) Profit Sharing Plan of our report dated July 2, 1999, with respect to the financial statements and schedules of the Intermedia Communications Inc. 401(k) Profit Sharing Plan included in this Annual Report (Form 11-K) for the year ended December 31, 1998.



                                    /s/ Ernst & Young LLP


Tampa, Florida
July 7, 1999